As filed with the Securities and Exchange Commission on October 17, 1996
                         REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              GEOWASTE INCORPORATED
             (Exact name of registrant as specified in its charter)

 DELAWARE                                                    36-2751684
(State or other jurisdiction                                (IRS Employer
of incorporation or organization)                        Identification Number)

                              AMY C. MACF. BURBOTT
                             CHIEF EXECUTIVE OFFICER
                              GEOWASTE INCORPORATED
                          24 CATHEDRAL PLACE, SUITE 208
                          ST. AUGUSTINE, FLORIDA 32084
                                 (904) 824-0201

              (Name and address, including zip code, and telephone number, including area code, of Registrant's principal executive offices and agent for service)

                                    COPY TO:
                             MARK A. ROSENBAUM, ESQ.
                            STROOCK & STROOCK & LAVAN
                              SEVEN HANOVER SQUARE
                          NEW YORK, NEW YORK 10004-2696
                                 (212) 806-5400


              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
 PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                                              PROPOSED
                                                                                              MAXIMUM
                                                  AMOUNT           PROPOSED MAXIMUM          AGGREGATE           AMOUNT OF
          Title of each Class of                  TO BE                OFFERING               OFFERING          REGISTRATION
        securities to be registered             REGISTERED        PRICE PER SHARE(1)         PRICE(1)               FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value..............     2,000,000               $3.25               $6,500,000           $1,969.70
================================================================================================================================
(1)      Estimated solely for the purpose of calculating the registration fee.
         Pursuant to Rule 457(c), the price shown for the shares of Common Stock is calculated on the basis of the average of the high and low prices reported in The Nasdaq Small-Cap Market, on which the Registrant's
         Common Stock is listed for trading, as of October 15, 1996.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED OCTOBER 17, 1996

PROSPECTUS
                                2,000,000 SHARES

                              GEOWASTE INCORPORATED

                                  COMMON STOCK


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                  SECURITIES COMMISSION NOR HAS THE COMMISSION
                    OR ANY STATE SECURITIES COMMISSION PASSED
                        UPON THE ACCURACY OR ADEQUACY OF
                         THIS PROSPECTUS. ANY REPRESEN-
                            TATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


         This Prospectus is being used in connection with the offering from time to time of up to 2,000,000 shares of common stock, $0.10 par value per share (the "Common Stock"), of GeoWaste Incorporated, a Delaware corporation (the "Company"), by certain stockholders of the Company identified herein (the "Selling Stockholders"). The Selling Stockholders acquired the shares of Common Stock in connection with the acquisition by the Company of Spectrum Group, Inc., d/b/a United Sanitation, Ocala Chemical, Mills Disposal ("Spectrum").

         The shares of Common Stock may be offered by the Selling Stockholders from time to time on terms to be determined at the time of sale, in transactions in the over-the-counter market, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares of Common Stock to or through securities broker-dealers or other agents, and such broker-dealers or other agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Additionally, agents or dealers may acquire Common Stock or interests therein as a pledgee and may, from time to time, effect distributions of the Common Stock or interests in such capacity. See "Selling Stockholders" and "Plan of Distribution." The Selling Stockholders and any brokers, dealers or agents through whom sales of the Common Stock are made may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the Common Stock may be considered to be underwriting compensation.

         The Company is not selling any of the shares of Common Stock offered hereby and will not receive any of the proceeds from sales of Common Stock by the Selling Stockholders. The Company has agreed to bear all of the expenses in connection with the registration and sale of the shares offered hereby by the Selling Stockholders (other than underwriting discounts and selling commissions).

         The Common Stock is traded on The Nasdaq Small-Cap Market under the symbol "GEOW." The closing sale price per share of the Common Stock on The Nasdaq Small-Cap Market on October 15, 1996 was $3 5/16.

         THE DATE OF THIS PROSPECTUS IS                      , 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such reports and other information may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. In addition, such reports, proxy statements and other information may be electronically accessed at the Commission's site on the World Wide Web located at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of The Nasdaq Small-Cap Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part (together with any amendments and exhibits thereto, the "Registration Statement"), under the Securities Act in respect of the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the public reference room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of documents filed by the Company (File No. 0-9278) with the Commission are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (b) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996; and (c) the Company's Current Report on Form 8-K filed on August 27, 1996.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such reports and documents. Any statement included or incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of the other documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to GeoWaste Incorporated, 24 Cathedral Place, Suite 208, St. Augustine, Florida 32084, Attention: Raymond F. Chase, telephone (904) 824-0201.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of the time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                                     PAGE
Available Information................................................  2
Incorporation of Certain Documents by Reference......................  2
The Company..........................................................  4
Use of Proceeds......................................................  4
Selling Stockholders.................................................  5
Plan of Distribution.................................................  6
Description of Capital Stock.........................................  7
Legal Matters........................................................  8
Experts..............................................................  8

                                   THE COMPANY

     The Company through its subsidiaries, is in the business of owning, operating and acquiring non- hazardous, solid waste collection, transportation, transfer and disposal facilities and related sold waste management operations.

     The Company was incorporated in the State of Delaware in 1971. Its principal executive offices are located at 24 Cathedral Place, Suite 208, St. Augustine, Florida 32084, and its telephone number is (904) 824-0201.


                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the 2,000,000 shares of Common Stock offered by the Selling Stockholders hereby. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

     The following table sets forth: (i) the names of the Selling Stockholders;
(ii) the number of shares of Common Stock owned by each Selling Stockholder as of the date of this Prospectus; (iii) the number of shares of Common Stock which may be offered and are being registered for the account of each Selling Stockholder by this Prospectus; and (iv) the amount and the percentage of the outstanding shares of Common Stock to be owned by each Selling Stockholder if such Selling Stockholder were to sell all of his shares of Common Stock subject to this Prospectus.


                                             Number of
                                             Shares              Number of      Beneficial Ownership After Offering
Name of Selling Stockholder                  Beneficially        Shares Being
                                             Owned Prior to      Offered         Number of Shares    Percent
                                             Offering

John Paglia(1)......................        1,000,000            1,000,000         0                 *
Michael Paglia(2)...................        1,000,000            1,000,000         0                 *
------------------------------------

*        Less than one percent.

(1) John Paglia was the President and a Director of Spectrum prior to its acquisition by the Company in August 1996 and has been a Vice President of the Company since August 1996.

(2) Michael Paglia was the Vice President and a Director of Spectrum prior to its acquisition by the Company in August 1996 and has been a Vice
         President and a Director of the Company since August 1996.

                              PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. The Selling Stockholders may sell all or a portion of the shares of Common Stock held by them from time to time while the registration statement of which this Prospectus is a part remains effective. By agreement with the Selling Stockholders, the Company is obligated to maintain the effectiveness of such registration statement until the earlier of August 12, 1998, or the date all of the shares of Common Stock offered hereby have been sold or withdrawn from registration by them. To the extent required, the number of shares of Common Stock to be sold, the names of the Selling Stockholders, the purchase price, the name of any agent or dealer and any applicable commissions with respect to a particular offer will be set forth in an accompanying supplement to this Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of Common Stock offered hereby will be the prices at which such securities are sold, less any commissions. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

     The Common Stock may be sold by the Selling Stockholders in transactions on the over-the-counter market, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. A Selling Stockholder may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The Selling Stockholders may also pledge their shares to banks, brokers or other financial institutions as security for margin loans or other financial accommodations that may be extended to such Selling Stockholders, and any such pledge institution may similarly offer, sell and effect transactions in such shares.

     The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all expenses incident to the offering and sale of the Common Stock to the public other than underwriting discounts and selling commissions.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary does not purport to be complete and is subject to in all respects, and qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law including the Restated Certificate of Incorporation, as amended, and the Bylaws of the Company.

GENERAL

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of October 15, 1996, there were issued and outstanding 21,028,634 shares of Common Stock and no shares of Preferred Stock were issued or outstanding. The Common Stock will, when issued, be fully paid and nonassessable.

     Since the Company owns a controlling interest in, and supervises the management of, several subsidiaries, the right of the Company, and hence the right of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. The principal source of the Company's revenues is dividends from its subsidiaries.

COMMON STOCK

     The holders of Common Stock are entitled to receive dividends from funds legally available therefor when, as, and if declared by the Company's Board of Directors out of assets of the Company legally available for payment. Each dividend will be payable to holders of record as they appear on the stock register of the Company as of the record dates fixed by the Company's Board of Directors. The principal source of funds for payment of dividends by the Company is dividends paid by the Company's subsidiaries.

     In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the Common Stock are entitled upon liquidation to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors of the Company and the holders of any Preferred Stock designating a liquidation preference. Neither the sale of all or substantially all the property or business of the Company, nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company.

     The holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of Common Stock do not have cumulative voting rights, any preferential, subscriptive or preemptive rights with respect to any securities of the Company, or any conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable.

     ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Common Stock.

PREFERRED STOCK

     Under the Restated Certificate of Incorporation, as amended, the Company's Board of Directors is authorized without further shareholder action to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors. As of the date of this Prospectus, the Company has not issued any series of Preferred Stock.

     Any issuance of shares of Preferred Stock could be used to dilute the stock ownership of persons seeking to gain control of the Company and could otherwise have the effect of delaying, deferring or preventing a change in control of the Company.


                                  LEGAL MATTERS

     Certain legal matters with respect to the shares of Common Stock offered hereby have been passed upon for the Company by Stroock & Stroock & Lavan, New York, New York.


                                     EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered, other than underwriting discounts and commissions.

   Securities and Exchange Commission registration fee............$  1,969.70
   Legal Fees and Expenses........................................   5,000.00
   Miscellaneous Expenses.........................................   1,030.30
   Accounting and Auditing Expenses...............................   5,000.00
                                                                    ---------
           Total................................................. $ 13,000.00
                                                                  ============
         All of the above items, except the registration fee, are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant require the indemnification of directors and officers to the fullest extent permitted by law.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made for any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) or (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under Subsections (a) or (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) or (b) of Section 145 of the DGCL. Such determination shall be made:

                  (a) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum; or

                  (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion;
         or

                  (c)   by the stockholders.

     Under subsection (e) of Section 145 of the DGCL, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL.

     Subsection (f) of Section 145 of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Subsection (g) of Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     As permitted by Section 145(g) of the DGCL, the Registrant maintains liability insurance covering directors and officers.

ITEM 16. EXHIBITS.

EXHIBIT
  NO.             DESCRIPTION


4.1             Form of Debenture (incorporated by reference to Exhibit
                4.2 to the Registrant's Current Report on Form 8-K filed March 13, 1992).

4.2 Registration Rights Agreement dated March 5, 1992, by and between the Registrant, the Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc. (incorporated by reference to Exhibit
                4.3 to the Registrant's Current Report on Form 8-K filed March 13, 1992).

4.3 Registration Rights Agreement dated August 2, 1991, by and between the Registrant and each of the entities listed on Exhibit A thereto (incorporated by reference to Exhibit 4(D) to the Registrant's Current Report on Form 8-K filed August 19,
                1991).

4.4 First Escrow Agreement dated August 2, 1991, by and between the Registrant, Frederick J. Iseman, James Swistock, Matthew Fulton, Brian Russell, James R. Jones, Paul Thomas Cohen, William vanden Heuvel, Balis & Zohn, Inc., and IBJ Schroder Bank &
                Trust Company (incorporated by reference to Exhibit 4(B) to the Registrant's Current Report on Form 8-K filed August 19,
                1991).

4.5 Second Escrow Agreement dated August 2, 1991, by and between the Registrant, the parties listed on Schedule A thereto, Kurt Wilkening and IBJ Schroder Bank & Trust Company (incorporated by reference to Exhibit 4(C) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.6 Equivest First Convertible Debt Exchange Agreement dated August 2, 1991, by and between the Registrant and the parties listed on Schedule A thereto (incorporated by reference to Exhibit 2(B) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.7 Equivest Second Convertible Debt Exchange Agreement dated August 2, 1991, by and between the Registrant and the parties listed on Schedule A attached thereto (incorporated by reference to Exhibit 2(B) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.8 Stockholders' Agreement dated August 2, 1991, by and between the Registrant, Advance Ross Corporation, Allen & Company Incorporated, Frederick J. Iseman, Harve Ferrill, Gian Caterine, Kurt Wilkening, the persons or entities listed on schedule A attached thereto and the persons or entities listed on

                Schedule B attached thereto (incorporated by reference to Exhibit 4(A) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.9 Voting Agreement dated March 5, 1992, by and between the Registrant, the Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc., Frederick J. Iseman, Gian Caterine, Amy C. MacF. Burbott, Harve Ferrill, James Swistock, Advance Ross Corporation and Allen & Company Incorporated (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed March 13, 1992).

4.10 Voting Agreement dated as of August 12, 1996, among John Paglia, Michael Paglia, Advance Ross Corporation, Allen & Company Incorporated, Allen Value Partners L.P. and Allen Value Limited Incorporated (incorporated by reference to
                Exhibit 4.11 to the Registrant's Current Report on Form 8-K filed August 27, 1996).

5.1 Opinion of Stroock & Stroock & Lavan regarding legality of the securities being registered.

23.1 Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2            Consent of Stroock & Stroock & Lavan (included in
                Exhibit 5.1).

24.1            Powers of Attorney (included in this Part II to the Registration
                Statement).


ITEM 17. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales of are being made, a post-effective amendment to this Registration Statement;

                           (i)   To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on the 16th day of October, 1996.

                              GEOWASTE INCORPORATED


                          By: /S/ AMY C. MACF. BURBOTT
                              Amy C. MacF. Burbott
                               President and Chief
                                Executive Officer


         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Amy C. MacF. Burbott and Raymond
F. Chase, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                   CAPACITY IN WHICH SIGNED                DATE

/S/ AMY C. MACF. BURBOTT    President, Chief Executive Officer  October 16, 1996
   Amy C. MacF. Burbott     and Director
                            (Principal Executive Officer)

/S/ RAYMOND F. CHASE         Vice President                     October 14, 1996
   Raymond F. Chase          Chief Financial Officer
                             Treasurer & Secretary
                             (Principal Accounting and Financial
                             Officer)

                             Chairman of the Board and
 Harve A. Ferrill            Director

/S/ ROBERT J. CRESCI         Director                           October 16, 1996
   Robert J. Cresci

/S/ STEVEN M. ENGEL          Director                           October 16, 1996
   Steven M. Engel

/S/ MICHAEL D. PAGLIA        Director                           October 16, 1996
  Michael D. Paglia

                                  EXHIBIT INDEX



EXHIBIT
  NO.        DESCRIPTION


4.1          Form of Debenture (incorporated by reference to Exhibit
             4.2 to the Registrant's Current Report on Form 8-K filed March 13, 1992).

4.2 Registration Rights Agreement dated March 5, 1992, by and between the Registrant, the Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc. (incorporated by reference to Exhibit
             4.3 to the Registrant's Current Report on Form 8-K filed March 13, 1992).

4.3 Registration Rights Agreement dated August 2, 1991, by and between the Registrant and each of the entities listed on Exhibit A thereto (incorporated by reference to Exhibit 4(D) to the Registrant's Current Report on Form 8-K filed August 19,
             1991).

4.4 First Escrow Agreement dated August 2, 1991, by and between the Registrant, Frederick J. Iseman, James Swistock, Matthew Fulton, Brian Russell, James R. Jones, Paul Thomas Cohen, William vanden Heuvel, Balis & Zohn, Inc., and IBJ Schroder Bank &
             Trust Company (incorporated by reference to Exhibit 4(B) to the Registrant's Current Report on Form 8-K filed August 19,
             1991).

4.5 Second Escrow Agreement dated August 2, 1991, by and between the Registrant, the parties listed on Schedule A thereto, Kurt Wilkening and IBJ Schroder Bank & Trust Company (incorporated by reference to Exhibit 4(C) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.6 Equivest First Convertible Debt Exchange Agreement dated August 2, 1991, by and between the Registrant and the parties listed on Schedule A thereto (incorporated by reference to Exhibit 2(B) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.7 Equivest Second Convertible Debt Exchange Agreement dated August 2, 1991, by and between the Registrant and the parties listed on Schedule A attached thereto (incorporated by reference to Exhibit 2(B) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.8 Stockholders' Agreement dated August 2, 1991, by and between the Registrant, Advance Ross Corporation, Allen & Company Incorporated, Frederick J. Iseman, Harve Ferrill, Gian Caterine, Kurt Wilkening, the persons or entities listed on schedule A attached thereto and the persons or entities listed on Schedule B attached thereto (incorporated by reference to Exhibit 4(A) to the Registrant's Current Report on Form 8-K filed August 19, 1991).

4.9 Voting Agreement dated March 5, 1992, by and between the Registrant, the Delaware State Employees' Retirement Fund and the Trust for Defined Benefit Plan of ICI American Holdings Inc., Frederick J. Iseman, Gian Caterine, Amy C. MacF. Burbott, Harve Ferrill, James Swistock, Advance Ross Corporation and Allen & Company Incorporated (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed March 13, 1992).

4.10         Voting Agreement dated as of August 12, 1996, among John
             Paglia, Michael Paglia, Advance Ross Corporation, Allen &
             Company Incorporated, Allen Value Partners L.P. and Allen
             Value Limited Incorporated (incorporated by reference to
             Exhibit 4.11 to the Registrant's Current Report on Form 8-K filed August 27, 1996).

5.1 Opinion of Stroock & Stroock & Lavan regarding legality of the securities being registered.

23.1 Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2         Consent of Stroock & Stroock & Lavan (included in
             Exhibit 5.1).

24.1         Powers of Attorney (included in Part II to the Registration
             Statement).